Exhibit 99.2

Certification Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of SBA Communications Corporation (the “Company”), on Form 10-Q for the period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John F. Fiedor, Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and,

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, and does not constitute a part of the Report.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ John F. Fiedor
John F. Fiedor Chief Accounting Officer (acting as Principal Financial Officer)

Date: May 15, 2003